UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 1, 2008

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OMNI FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Georgia	001-33014	58-1990666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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Six Concourse Parkway, Suite 2300, Atlanta, Georgia 30328
 (Address of principal executive offices)
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(770) 396-0000
(Registrant’s telephone number, including area code)
_______________________________

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments

In the course of its preparation of its financial statements for the year ended December 31, 2007, Omni Financial Services, Inc. (the “Company”) determined that under generally accepted accounting principles, it will need to take a goodwill impairment charge of $4.7 million resulting from a significant decline in the value of the Company’s common stock during 2007 and a charge of $550,000 for the impairment of certain Federal Home Loan Mortgage preferred investment securities for which the impairment has been deemed to be “other than temporary.”

The Company has also experienced an increase in the level of non-performing assets and other real estate owned (“OREO”), which has led to a significant increase in the provision and allowance for loan and lease losses.  However, pending resolution of the OREO valuation issues described in the press release attached as Exhibit 99.1, the Company is currently unable to reliably quantify such amounts.

Item 8.01	Other Events

On April 1, 2008, the Company issued a press release indicating that the filing of its Annual Report on Form 10-K for the year ended December 31, 2007 would be delayed.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

The following exhibit is furnished with this report:

Exhibit No.	Description

99.1	Press release dated April 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI FINANCIAL SERVICES, INC.

Dated: April 1, 2008	By:	/s/ Constance Perrine
	Name:	Constance Perrine
	Title:	Executive Vice President and Chief Financial Officer